UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 24, 2021, the Board of Directors (the “Board”) of IDT Corporation (the “Company”) appointed Howard S. Jonas to fill a vacancy on the Board, to serve until the next annual meeting of stockholders. The vacancy arose from Bill Pereira’s resignation from the Board. The Board appointed Mr. Pereira as an ex-officio non-voting member of the Board on March 24, 2021. Prior to the appointment, Mr. Jonas was serving as an ex-officio non-voting member of the Board and he previously served as a member of the Board until December 16, 2020.

Howard Jonas was nominated as a member of the Board by the Nominating Committee of the Board after a review of Mr. Jonas’ experience as founder of the Company and its Chairman of the Board since inception. Mr. Jonas, who receives compensation from the Company for his role as Chairman of the Board, is not receiving any additional compensation in connection with his election as a member of the Board. Howard Jonas received $252,000 in compensation for the period from August 1, 2019 to July 31, 2020 (“Fiscal 2020”) for his role as Chairman of the Board. Howard Jonas will not serve on any committees of the Board of Directors as he is not considered independent.

The following are transactions between the Company and Howard Jonas of the type that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission:

There is a father/son relationship between Howard Jonas and Shmuel Jonas, Chief Executive Officer. Shmuel Jonas’ compensation for Fiscal 2020 was $940,000.

Trusts for the benefit of Howard Jonas ’ nine children, if aggregated together, own a controlling equity interest in the Company. Mr. Jonas does not have voting or dispositive power over the shares held by such trusts.

There is a brother/sister relationship between Howard Jonas and Joyce J. Mason, General Counsel, Corporate Secretary and Executive Vice President. Howard Jonas’ total compensation during Fiscal 2020 is set forth in the Summary Compensation Table. Joyce Mason’s total compensation during Fiscal 2020 was $367,000.

On October 28, 2011, the Company spun off its subsidiary, Genie Energy Ltd. (“Genie”). In connection with the spin-off, the Company and Genie entered into a Transition Services Agreement, dated October 28, 2011 (the “Genie TSA”), pursuant to which the Company provides certain services to Genie, for which Howard Jonas serves as the Chairman of the Board, and for which Michael Stein, his son-in-law, is the Chief Executive Officer. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling equity interest in the Company and in Genie. The services under the Genie TSA include, but are not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, facilities, investor relations and legal. Furthermore, the Company granted Genie a license to use the IDT name for its Retail Energy Provider business. Genie paid the Company a total of approximately $1,174,000 for services provided by the Company pursuant to the Genie TSA during Fiscal 2020. As of July 31, 2020, Genie owed the Company approximately $166,200 for such services. Additionally, Genie provided human resource, legal and administrative services to the Company pursuant to the Genie TSA. The Company paid Genie a total of approximately $160,200 for services provided to the Company by Genie pursuant to the Genie TSA during Fiscal 2020. As of July 31, 2020, the Company owed Genie approximately $23,600 for such services.

On June 1, 2016, the Company spun off its subsidiary, Zedge, Inc. (“Zedge”). Zedge and the Company entered into a Transition Services Agreement (the “Zedge TSA”), effective June 1, 2016. Howard Jonas is a director and Vice Chairman and his son, Michael Jonas, is the Chairman of the board of directors, Executive Chairman, and the controlling stockholder of Zedge. Pursuant to the Zedge TSA, the Company provides legal services to Zedge. Zedge paid the Company a total of $107,000 for legal services provided by the Company pursuant to the Zedge TSA during Fiscal 2020. In addition, the Company paid Zedge $81,000 for consulting services provided to the Company by a Zedge employee and $68,000 in commissions paid to a Zedge employee. As of July 31, 2020, the Company owed Zedge $39,000.

On March 26, 2018, the Company spun off its subsidiary, Rafael Holdings, Inc. (“Rafael”). In connection with the spin-off, the Company and Rafael entered into a Transition Services Agreement, dated March 26, 2018 (the “Rafael TSA”), pursuant to which the Company provides certain services to Rafael, for which Howard Jonas serves as the Chairman of the board of directors and Chief Executive Officer. The services include, but are not limited to, administrative, tax, and legal. The Company billed Rafael a total of $380,000 under the Rafael TSA during Fiscal 2020 and $30,000 for invoices paid by the Company on Rafael’s behalf. In addition, during Fiscal 2020, Rafael billed IDT $58,000 for real estate advisory services provided to IDT. As of July 31, 2020, Rafael owed the Company $44,000. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling equity interest in the Company and in Rafael.

The Company is leasing space from a subsidiary of Rafael at 520 Broad Street, Newark, NJ. The Company leases approximately 80,000 square feet of office space plus parking spaces occupied by the Company at 520 Broad Street, Newark, NJ and approximately 3,600 square feet of office space in Jerusalem, Israel. The Company paid Rafael $1.8 million for office rent and parking during Fiscal 2020. As of July 31, 2020, IDT owed Rafael $47,000 for office rent and parking.

On December 7, 2020, the Company bought 218,245 shares of Rafael’s Class B common stock for $5,000,000 from Rafael and received warrants to purchase 43,649 shares of Rafael’s Class B common stock at $22.91 per share. Such warrants were exercised in full in March 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: March 29, 2021